                              November 19, 2007

Oppenheimer Portfolio Series Fixed Income Investor Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to Oppenheimer  Portfolio  Series Fixed
Income  Investor  Fund, a  Massachusetts  business  trust,  doing  business as
Oppenheimer   Portfolio  Series  Fixed  Income  Active  Allocation  Fund  (the
"Fund"),  in  connection  with the  Registration  Statement  on Form N-1A (the
"Registration  Statement")  under  the  Investment  Company  Act of  1940,  as amended,  filed by the Fund for the  initial  public  offering  of the  Fund's
shares.   As  counsel  for  the  Fund,  we  have   examined   such   statutes,
regulations,  Fund records and other  documents and reviewed such questions of law  that  we  deemed  necessary  or  appropriate  for  the  purposes  of this opinion.

      Based upon the foregoing,  we are of the opinion that the Class A, Class
B, Class C,  Class N and Class Y shares of the Fund to be issued as  described in the Registration  Statement have been duly authorized and, assuming receipt of the  consideration  to be paid  therefor,  upon delivery as provided in the
Registration  Statement,  will be legally and validly  issued,  fully paid and non-assessable  (except for the potential liability of shareholders  described
in  the  Fund's  Statement  of  Additional   Information   under  the  caption
"Shareholder  and  Trustee  Liability"  under  "How  the  Fund  is  Managed  -
Organization and History").

            We hereby  consent to the filing of this  opinion as an exhibit to the  Registration  Statement  and to the  reference to us in the  Registration
Statement.  We do not  thereby  admit  that  we are  within  the  category  of persons  whose  consent  is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.